Exhibit 10.3

SUBLEASE

Basic Information

Date:	January 1, 2026

Sublessor:	Texas Research and Technology Foundation, a Texas non-profit corporation

Sublessor’s Address:	1305 E. Houston St.
San Antonio, Texas 78205

Sublessee:	Velocity Bioworks, Inc, a Delaware corporation

Sublessee’s Address:	1305 E. Houston St., Ste. 1305
San Antonio, Texas 78205

Subleased Premises:	Suite 1305, containing approximately 8,122 square feet of rentable area, depicted on Exhibit A attached hereto. The Subleased Premises is located in the Merchants Ice Main Building (which, together with the building known as Eddie’s Workshop, comprises the “Building”). The Building is located within the Merchants Ice Complex, with an address of 1305 E. Houston St., San Antonio, Texas 78205 (“Complex”).
Sublease Commencement Date:	January 1, 2026

Sublease Termination Date:	February 28, 2035

Sublease Term:	110 months (ending at 11:59 p.m. on the last day of the 110th full calendar month).

Sublease Security Deposit:	None.

Sublease Rent:	(a)	The “Monthly Basic Rent” as the same is due under the Base Lease;

	(b)	The “TI P&I” as the same is due under the Base Lease;

	(c)	The “Tenant’s Share” of the “Operating Expenses” and “Taxes” for the Building as the same are defined in the Base Lease, calculated to be 12.91% pro-rated for the Lease Term, paid monthly;

	(d)	The “Tenant’s Share” of the “Operating Expenses” for the Complex, as the same is defined in the Base Lease, calculated to be 5.68% pro-rated for the Lease Term, paid monthly; and

	(e)	All other items of Additional Rent as the same are due and payable under the Base Lease. For purposes of this Sublease, Additional Rent, as defined in the Base Lease, shall not include any Late Fees for Sublessor’s failure to timely tender payments due and owing to Landlord by Sublessor under the Base Lease.

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Collectively, items (a)-(e) above shall be the “Sublease Rent” hereunder.

It is expressly understood and agreed that in addition to and along with the Sublease Rent for the month of January 2026, Sublessee shall pay to Sublessor the amount of Sublease Rent that would have been due for the month of December 2025.

Permitted Sublease Use:	General office use, consistent with the character of a first-class office building and for no other purpose whatsoever.

Base Lease:	The Office Lease Agreement dated June 1, 2024, between TPB Merchants Ice, LLC, a Texas limited liability company, as Landlord and Texas Research and Technology Foundation, a Texas non-profit corporation, as Tenant, a true and correct copy of which is attached hereto as Exhibit C.

Notices. Notices and other communications shall be given to the parties in writing and shall be considered properly delivered only when received or when first refused by the addressee, if such notice is transmitted to the recipient's address, as provided below until otherwise directed in writing, and such transmittal is given or served (i) personally, (ii) by reputable overnight courier service (such as FedEx or UPS), or (iii) by registered or certified mail (return receipt requested) deposited in the United States general or branch post office.

If to Sublessor:	Texas Research and Technology Foundation
1305 E. Houston St.
San Antonio, Texas 78205
Attention: Rene Dominguez, Chief Executive Officer
Email: rene@velocitytx.org

With Copy To:	Person Mohrer Morales Boddy Garcia & Gutierrez, PLLC
8610 Broadway, Suite 440
San Antonio, Texas 78217
Attention: Elizabeth Boddy
Email: eboddy@pmbglaw.com

If to Sublessee:	Velocity Bioworks, Inc.
1305 E. Houston St., Building 2
San Antonio, Texas 78205
Attention: Michael K. Handley
Email: corporate@velocitybioworks.com

A.	Sublessee’s Obligations

A.1. Sublessee agrees to—

A.1.a. Sublease the Subleased Premises for the Sublease Term beginning on the Sublease Commencement Date and ending on the Sublease Termination Date.

A.1.b. Pay the Sublease Rent to Sublessor in advance of the first day of each month.

A.1.c. Obey all laws relating to Sublessee’s use of the Subleased Premises.

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A.1.d. Comply with all of Sublessor’s obligations under the Base Lease.

A.1.e. Vacate the Subleased Premises and return all keys to the Subleased Premises on termination of this Sublease.

A.1.f. INDEMNIFY, DEFEND, AND HOLD SUBLESSOR AND SUBLESSOR’S AGENTS HARMLESS FROM ANY INJURY (AND ANY RESULTING OR RELATED CLAIM, ACTION, LOSS, LIABILITY, OR REASONABLE EXPENSE, INCLUDING ATTORNEY’S FEES AND OTHER FEES AND COURT AND OTHER COSTS) OCCURRING (I) IN ANY PORTION OF THE SUBLEASED PREMISES, OR (II) IN COMPLEX TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUBLESSEE OR SUBLESSEE’S AGENTS, CONTRACTORS OR EMPLOYEES, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUBLESSOR OR SUBLESSOR’S AGENTS, CONTRACTORS OR EMPLOYEES. THE INDEMNITY CONTAINED IN THIS PARAGRAPH (i) IS INDEPENDENT OF SUBLESSEE’S INSURANCE, (ii) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS’ COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (iii) WILL SURVIVE THE END OF THE SUBLEASE TERM, AND (iv) WILL APPLY EVEN IF AN INJURY IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF SUBLESSOR OR SUBLESSOR’S AGENTS, BUT WILL NOT APPLY TO THE EXTENT AN INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUBLESSOR OR SUBLESSOR’S AGENTS. THE PARTIES ACKNOWLEDGE THAT SUBLESSEE ENTERED AND TOOK POSSESSION OF THE LEASED PREMISES PRIOR TO THE EFFECTIVE DATE, AND EXPRESSLY AGREE THAT THIS INDEMNITY PROVISION SHALL APPLY RETROACTIVELY AND WITHOUT LIMITATION TO THE DATE OF SUCH POSSESSION.

A.1.g. Maintain liability insurance for the Subleased Premises and the conduct of Sublessee’s business, with Sublessor and TPB Merchants Ice, LLC, named as additional insureds, in the amounts stated in the Base Lease.

A.1.h. Maintain insurance on Sublessee’s personal property.

A.1.i. Deliver certificates of insurance to Sublessor before the Sublease Commencement Date and thereafter when requested.

A.1.j. Cooperate reasonably with Sublessor’s counsel, historic architectural, tax, and accounting consultants regarding federal and state historic tax credits.

A.2. Sublessee agrees not to—

A.2.a. Use the Subleased Premises for any purpose other than the Permitted Sublease Use.

A.2.b. Create a nuisance.

A.2.c. Interfere with any other tenant’s normal business operations or Landlord’s management of the building.

A.2.d. Permit any waste or damage to the Subleased Premises or to the furniture and equipment located within the Leased Premises owned by Sublessor and being licensed to Sublessee for use, more particularly described on Exhibit B attached hereto (the “FF&E”).

A.2.e.Use the Subleased Premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the Building.

A.2.f. Intentionally omitted.

A.2.g. Alter the Subleased Premises except for alterations that are approved in writing by Sublessor, which consent shall not be unreasonably withheld, conditioned, or delayed. If any alterations are approved by Sublessor, Sublessee shall also be required to obtain, at its expense, all necessary approvals from the Texas Historic Commission (“THC”) and National Park Service (“NPS”) regarding state and federal historic tax credits.

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A.2.h. Allow a lien to be placed on the Subleased Premises.

A.2.i. Assign this Sublease or sublease any portion of the Subleased Premises without Sublessor’s written consent, which consent will not be unreasonably withheld, conditioned, or delayed. Notwithstanding any provision of this Sublease to the contrary, but subject to the Base Lease, the sale or transfer of less than forty-nine percent (49%) of the ownership interests in Tenant as of the Effective Date shall not be deemed an assignment of this Lease requiring Sublessor’s consent, but shall nonetheless be subject to the Landlord’s consent as required under the Base Lease.

B.	Sublessor’s Obligations

Sublessor agrees to—

B.1. Sublease the Subleased Premises to Sublessee for the Sublease Term.

B.2. Enforce Landlord’s obligations under the Base Lease.

B.3. Refrain from amending or supplementing the Base Lease in any manner that adversely affects the Sublessee.

B.4. Return the Sublease Security Deposit to Sublessee, less itemized deductions, if any, on or before the fifth day after the date Sublessee surrenders the Subleased Premises.

B.5. Indemnify, protect, defend and hold Sublessee harmless from and against any and all loss, cost, damage and expense arising out of or in any way related to a breach or default of the Sublessor’s obligations under the Base Lease, unless the loss, cost, damage or expense was caused by Sublessee.

B.6. Make available to the Subleased Premises all services and rights provided under the Base Lease.

B.7. Obey all laws relating to Sublessor’s operation of the Subleased Premises.

B.8. Intentionally omitted.

B.9. Allow Sublessee to use the FF&E located within the Subleased Premises owned by Sublessor, more particularly described on Exhibit B attached hereto.

B.10. Pursuant to the terms of the Base Lease, timely pay to Landlord all expenses due thereunder, including but not limited to, Basic Rent, Tenant’s Share of Operating Expenses for the Building, Tenant’s Share of Operating Expenses for the Complex, Tenant’s Share of Taxes, and Additional Rent.

C.	General Provisions

Sublessor and Sublessee agree to the following:

C.1. Defaults by Sublessee are (a) failing to pay timely Sublease Rent within five (5) days following written notice from Sublessor that such rent is past due, and (b) failing to comply within ten (10) days after written notice with any provision of the Base Lease or Sublease other than the default set forth in (a) (or if such breach cannot be cured within ten (10) days, then after such period of time as reasonably necessary to cure so long as Tenant has commenced such cure within said ten (10) days period and diligently prosecutes the same to completion; provided however, if Sublessee’s default under this Sublease also constitutes a default under the Base Lease, then such additional time period shall not be longer than the cure period under the Base Lease).

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C.2. Sublessor’s remedies for Sublessee’s default are to (a) enter and take possession of the Subleased Premises, after which Sublessor may relet the Subleased Premises on behalf of Sublessee and receive the Sublease Rent directly by reason of the reletting, and Sublessee agrees to reimburse Sublessor for any expenditures made in order to relet, (b) enter the Subleased Premises and perform Sublessee’s obligations, and (c) terminate this Sublease by written notice and sue for damages. Sublessor shall use commercially reasonable efforts to mitigate its damages.

C.3. Defaults by Sublessor are (a) failing to comply with any provision of this Sublease within thirty (30) days after written notice from Sublessee, and (b) being in default under the terms of the Base Lease.

C.4. Sublessee’s sole and exclusive remedies for Sublessor’s default are to (a) sue for damages, or (b) cure such failure and receive credit toward future rental payments for the cost incurred by Sublessee to cure such failure.

C.5. This Sublease is subordinate to the Base Lease, a copy of which is attached hereto and incorporated herein for all purposes as Exhibit C.

C.6. Sublessor may retain, destroy, or dispose of any property left in the Subleased Premises at the end of seven (7) days after the expiration of the Sublease Term. Sublessor grants a license to Sublessee to enter the Subleased Premises and remove said property for this period. The provisions of this Section C.6. shall survive the expiration or earlier termination of this Sublease.

C.7. Sublessor has all the rights of Landlord under the Base Lease as to Sublessee.

C.8. Sublessee shall be responsible for any damages to the Subleased Premises and the FF&E that go beyond ordinary wear and tear.

C.9. If either party retains an attorney to enforce this Sublease, the party prevailing in litigation is entitled to recover reasonable attorney’s fees and court and other costs.

C.10. SUBLESSEE IS FAMILIAR WITH THE CONDITION OF THE SUBLEASED PREMISES, THE BUILDING, AND THE COMPLEX, AND HEREBY ACCEPTS SAME IN THEIR “AS IS, WHERE IS” AND “WITH ALL FAULTS” CONDITION. SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR ANY REPRESENTATIVE OF SUBLESSOR HAS MADE ANY REPRESENTATION AS TO THE CONDITION OF THE SUBLEASED PREMISES OR ITS SUITABILITY FOR SUBLESSEE’S INTENDED USE OTHER THAN AS EXPRESSLY SET FORTH HEREIN. SUBLESSEE ACKNOWLEDGES AND AGREES THAT SUBLESSEE HAS MADE ITS OWN INSPECTION OF THE SUBLEASED PREMISES AND SUBLESSOR HAS NO OBLIGATION TO MAKE ANY REPAIRS, REPLACEMENTS, OR IMPROVEMENTS (WHETHER STRUCTURAL OR OTHERWISE) OF ANY KIND OR NATURE IN CONNECTION WITH PREPARING THE SUBLEASED PREMISES FOR SUBLESSEE’S OCCUPANCY. SUBLESSOR ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS SUBLEASE, SUBLESSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, THE BUILDING, OR THE COMPLEX, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY FOR TENANT’S INTENDED USE, OR COMPLIANCE WITH ANY LAWS, CODES, OR REGULATIONS.

C.11. Each party hereby releases the other party and each other’s employees, agents, customers and invitees from any and all liability for any losses covered by, or required to be covered by, property insurance under the terms of this Sublease, other than those losses caused by the other party’s gross negligence or intentional acts, each party hereby waives and releases the other, its officers, directors, employees and agents, from any and all claims and liability or responsibility with respect to such losses, including losses arising out of the inability to conduct business. Each party further agrees that its insurance companies shall have no right of subrogation against the other on account of this release.

C.12. The laws of the State of Texas shall govern the validity, performance, and enforcement of this Sublease. Sublessee consents to personal jurisdiction and venue in Bexar County, Texas. The courts of the State of Texas will have exclusive jurisdiction, and Sublessee hereby agrees to such exclusive jurisdiction, regardless of any conflict-of-laws.

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C.13. Each party waives and releases the other and covenants not to seek any indirect, special, incidental, exemplary, punitive or consequential damages (including loss of business, staff time, goodwill, use or other economic advantage) under this Sublease.

C.14. SUBLESSOR AND SUBLESSEE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THE SUBLEASE, THE RELATIONSHIP BETWEEN THE SUBLESSOR AND SUBLESSEE, SUBLESSEE’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE.

C.15. Sublessee and Sublessor hereby represent and warrant to either party that each party: (i) is in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95(a) et seq., and the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., as the same apply to it or its activities; (ii) is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (the “Patriot Act”) and all rules and regulations promulgated under the Patriot Act applicable to Sublessee; and (iii) (A) is not now, nor has ever been, under investigation by any governmental authority for, nor has been charged with, or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (B) has never been assessed a civil penalty under any anti-money laundering Laws or predicate offenses thereunder; (C) has not had any of its funds seized, frozen, or forfeited in any action relating to any anti-money laundering Laws or predicate offenses thereunder; (D) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating, or otherwise furthering, intentionally or unintentionally, the transfer, deposit, or withdrawal of criminally derived property, or of money or monetary instruments which are (or which Sublessee suspects or has reason to believe are) the proceeds of any illegal activity, or which are intended to be used to promote or further any illegal activity; and (E) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all Laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism Laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a Party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act. Neither Sublessee nor any other person owning a direct or indirect, legal, or beneficial interest in Sublessee is in violation of the Executive Order or the Patriot Act. Neither Sublessee nor any of its respective constituents, investors (direct or indirect and whether or not holding a legal or beneficial interest), or affiliates, acting or benefiting, directly or indirectly, in any capacity in connection with the Sublessor and/or the Property or this Lease, is: (w) listed in the Annex to, or otherwise subject to the provisions of, that certain Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”); (x) named as a Specifically Designated National (“SDN”) or Blocked Person on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other Governmental Authority list issued post 9/11/01; (y) acting, directly or indirectly for terrorist organizations or narcotics traffickers, including those persons that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be amended or superseded from time to time; or (z) owned or controlled by, or acting for or on behalf of, any person described in clauses (w), (x) or (y) above (a “Prohibited Person”). None of the funds or other assets of Sublessee constitute property of, or are beneficially owned, directly or indirectly, by any person, entity, or government subject to trade restrictions under U.S. law, including but not limited to: (1) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; (2) The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.; and (3) any Executive Orders or regulations promulgated thereunder, with the result that sale by Sublessee or other persons (whether directly or indirectly), is prohibited by law (an “Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in Sublessee (whether directly or indirectly); and none of the funds of Sublessee have been derived from any unlawful activity with the result that an investment in Sublessee (whether directly or indirectly) or sale by Sublessee, is prohibited by law or that execution, delivery, and performance of this Lease or any of the other documents contemplated hereby or thereby is in violation of law.

C.16. This Sublease is contingent upon the consent of the Landlord under the Base Lease.

C.17. It is agreed and understood that there is no parking available to Tenant in the Complex.

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C.18. Sublessee acknowledges and agrees that this Sublease relates to that certain Lease between Merchants Ice II, LLC, as Landlord and Velocity Bioworks, Inc., as Tenant (the “Music Building Lease”), covering the Music building within the Complex (the “Premises”). Merchants Ice II, LLC is an entity that is under common control with Sublessor. Sublessee further agrees that, so long as the landlord under the Music Building Lease remains an entity that is under common control with Sublessor, any Event of Default by Tenant under the Music Building Lease shall automatically constitute a default under this Sublease, without the necessity of additional notice or cure periods beyond those expressly provided in the Music Building Lease. Upon the occurrence of such default, Sublessor shall have the right to exercise any and all remedies available under this Sublease, at law, or in equity. Conversely, any termination of the Music Building Lease as a result of Tenant’s Event of Default shall, at Sublessor’s option, constitute a termination of this Sublease. Sublessee acknowledges that its rights under this Sublease are expressly conditioned upon the continued existence and good standing of the Music Building Lease.

[SIGNATURES AND LANDLORD CONSENT ON THE FOLLOWING PAGE(S)]

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Texas Research & Technology Foundation, a Texas nonprofit corporation

By:	/s/ Rene Dominguez
Name:	Rene Dominquez
Title:	President & CEO

Velocity Bioworks, a Delaware corporation

By:	/s/ Michael Handley
Name:	Michael Handley
Title:	CEO

Consent of Landlord

Landlord consents to this Sublease by Sublessor to Sublessee.

TPB Merchants Ice LLC, a Texas limited liability company

By:	/s/ William Sutherland
Name:	William Sutherland
Title:	Manager

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